Wednesday, June 11, 2003

To:

AUGUST BIOMEDICAL CORP formerly known as COYOTE VENTURES CORP.,
2300 West Sahara Avenue, Suite 500,
Las Vegas, NV 89102

Dear Sirs,

Pursuant to the SALE OF TECHNOLOGY AGREEMENT, made as of the 31st day of July, 2002

BETWEEN:

NICHOLAS B. MACKINNON, of 2267 Marstrand Avenue
Vancouver, BC, V6K 2H8

(hereinafter called the “Vendor”)
OF THE FIRST PART

AND:

AUGUST BIOMEDICAL CORP formerly known as COYOTE VENTURES CORP., Nevada corporation, having its registered office at 2300 West Sahara Avenue, Suite 500, Las Vegas, NV 89102

I, Nicholas B. MacKinnon, hereby exercise my option as per clause 10 of the foregoing agreement, to terminate the sale and re-acquire the Technology, for the reason that the terms outlined in clause 10 have not been fulfilled by the purchaser, to “raise net proceeds to the Purchaser of not less” than a “further $800,000 US within 180 days of the date of this Agreement, all such net proceeds shall be immediately available to the purchaser for its corporate purposes.” I hereby refund the full purchase price of $20,000 by certified cheque attached to this notice of exercise of option.

Regards,

Nicholas B. MacKinnon
Vamcouver, BC Canada